UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): December 9, 2015

TransUnion

(Exact name of registrant as specified in its charter)

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2015, TransUnion Netherlands I B.V. (“TU Netherlands”), a subsidiary of TransUnion, entered into a Purchase Agreement Made as a Deed, dated December 9, 2015 (the “Purchase Agreement”), by and among TransUnion Netherlands I B.V., Trustev Limited (“Trustev”), Kevin Abosch, David Coallier, Eamonn Leonard, William Casey, Shane Naughton, Steven Murphy, Anil Hansjee, Niall Carroll, John Flynn, Wayra Ireland Limited, SVG Investor Group, LLC, SVG Technology Fund, LP, Greycroft Partners II, L.P., AIB Start Up Accelerator Fund Limited Partnership, Act Venture Capital Limited, Mangrove III Investments S.A RL, Notion Capital 2 L.P., and Enterprise Ireland, as the Non-Management Sellers, the Management Sellers identified therein and the Management Seller Representative named therein. Trustev, a registered company in the Republic of Ireland, provides digital verification technology to multiple industries.

Pursuant to the Purchase Agreement, TU Netherlands purchased 100% of the outstanding voting share capital of Trustev (approximately 83% of Trustev’s total share capital) and 100% of Trustev’s outstanding unsecured convertible notes (excluding those already held by TransUnion) for consideration consisting of approximately $21 million in cash paid at closing (the “Acquisition”). Pursuant to an Agreement with respect to certain Shares and Options of Trustev Limited Made as a Deed, dated as of December 9, 2015 (the “Shareholders’ Agreement”), by and among Trustev Limited, TransUnion Netherlands I B.V., the Management Holders identified therein and the Management Holder Representative named therein, TransUnion agreed to pay up to an additional $23 million through the exercise of put / call option rights with respect to shares of Trustev non-voting share capital, contingent on Trustev achieving specified retention, revenue and EBITDA targets in 2017 and 2018.

The Purchase Agreement contains customary representations and warranties and covenants by both parties.

The foregoing description of the Purchase Agreement and the Shareholders’ Agreement is a summary and is qualified in its entirety by reference to the Purchase Agreement and the Shareholders’ Agreement, which are included as Exhibit 2.1 and Exhibit 2.2 hereto, respectively, and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 9, 2015, the Acquisition was consummated. The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Any required historical financial information with respect to Trustev will be filed by amendment to this Item 9.01(a) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Any required unaudited pro forma condensed financial information with respect to the combined company will be filed by amendment to this Item 9.01(b) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

Exhibit 2.1	Purchase Agreement Made as a Deed, dated December 9, 2015, by and among TransUnion Netherlands I B.V., Trustev Limited, the Non-Management Sellers Identified therein, the Management Sellers identified therein and the Management Seller Representative named therein. *†

Exhibit 2.2	Agreement with respect to certain Shares and Options of Trustev Limited Made as a Deed, dated as of December 9, 2015, by and among Trustev Limited, TransUnion Netherlands I B.V., the Management Holders identified therein and the Management Holder Representative named therein. *†

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

† Confidential treatment has been requested for portions of this exhibit. These portions have been omitted and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: December 15, 2015	By:	/s/ Mick Forde
	Name:	Mick Forde
	Title:	Vice President